UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2017

S&W SEED COMPANY
(Exact name of registrant as specified in Its charter)

Nevada	001-34719	27-1275784
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

802 N. Douty Street Hanford, California	93230
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (559) 884-2535

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of thefollowing provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On March 13, 2017, S&W Seed Company (the "Company") entered into a Third Amendment Agreement (the "Amendment"), amending the Company's Credit and Security Agreement, dated as of September 22, 2015 (as amended, the "Credit Agreement"), with KeyBank National Association ("KeyBank").

The Amendment, among other things: (i) further extends the temporary period during which the Company may borrow, repay and reborrow up to $30.0 million in the aggregate under the credit facility until April 21, 2017; and (ii) retroactively and temporarily allows for over-advances, beyond amounts otherwise available based on the borrowing base calculations under the Credit Agreement: (a) of up to $3.5 million during the period from March 8, 2017 through March 10, 2017, (b) of up to $5.0 million during the period from March 11, 2017 through March 17, 2017, (c) of up to $6.0 million during the period from March 18, 2017 through March 24, 2017, (d) of up to $7.0 million during the period from March 25, 2017 through March 31, 2017 and (e) of up to $8.5 million during the period from April 1, 2017 through as late as April 20, 2017.

Except as modified by the Amendment, all terms and conditions of the Credit Agreement remain in full force and effect.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this current report is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

S&W SEED COMPANY

By: /s/ Matthew K. Szot

Matthew K. Szot
Executive Vice President of Finance and Administration and Chief Financial Officer

Dated: March 17, 2017

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